Exhibit 99.2

Bancshares of Jackson Hole Incorporated

Jackson, Wyoming

Consolidated Financial Statements

December 31, 2021 and 2020

(With Independent Auditor’s Report Thereon)

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

CONSOLIDATED FINANCIAL STATEMENTS

Two American Center│3102 West End Avenue, Suite 800│Nashville, TN 37203-1382 615.988.3600│Fax 615.988.3583│bkd.com

Independent Auditor’s Report

Board of Directors
Bancshares of Jackson Hole, Incorporated
Jackson Hole, Wyoming

Opinion

We have audited the consolidated financial statements of Bancshares of Jackson Hole, Incorporated and its subsidiary (Company), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 20 to the consolidated financial statements, on March 31, 2022, the Company signed a definitive merger agreement to be acquired by National Bank Holdings Corporation. Our opinion is not modified with respect to this matter.

Prior Year Audited by Other Auditors

The 2020 consolidated financial statements were audited by other auditors, and their report thereon, dated May 28, 2021, expressed an unmodified opinion.

Board of Directors
Bancshares of Jackson Hole, Incorporated

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these financial statements are issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with auditing standards generally accepted in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with auditing standards generally accepted in the United States of America, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Board of Directors
Bancshares of Jackson Hole, Incorporated

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Nashville, Tennessee
April 29, 2022

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED BALANCE SHEETS

December 31,	2021	2020

Assets

Cash and due from banks	$73,134,707	$23,516,203
Interest-bearing deposits with other banks	267,938,667	127,752,898
Cash and cash equivalents	341,073,374	151,269,101

Equity securities	1,653,349	1,444,556
Debt securities available-for-sale	188,839,888	174,036,157
Debt securities held-to-maturity	29,378,495	—
Other investments	4,750,904	3,840,004
Mortgage loans held for sale	4,226,722	2,711,111
Loans, net of allowance for loan losses of $11,572,029 and $10,501,494	980,653,031	818,615,929
Bank-owned life insurance	10,651,517	10,421,451
Premises and equipment, net	27,112,475	25,945,568
Interest receivable	3,171,560	3,632,474
Income tax receivable	619,649	1,353,318
Deferred tax assets, net	3,456,193	2,419,514
Other assets	7,413,324	2,118,645

Total assets	$1,603,000,481	$1,197,807,828

(Continued)

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED BALANCE SHEETS, CONTINUED

December 31,	2021	2020
Liabilities and Stockholders’ Equity

Liabilities:
Deposits:
Noninterest-bearing	$453,769,231	$325,396,638
Interest-bearing	993,110,833	733,217,556
Total deposits	1,446,880,064	1,058,614,194

Subordinated debentures, net of unamortized debt issuance costs of $282,500	14,717,500	—
FHLB advances	23,000,000	23,000,251
Income tax payable	—	390,606
Interest payable	49,968	37,131
Other liabilities	3,578,792	5,191,489
Total liabilities	1,488,226,324	1,087,233,671

Stockholders’ equity:
Common stock, $0.10 par value; 303,000 shares authorized; 139,966 issued and 128,277 outstanding	13,997	13,997
Additional paid-in capital	4,663,555	4,663,555
Retained earnings	112,178,851	104,901,978
Accumulated other comprehensive income (loss)	(1,651,214)	1,528,364
Treasury stock, 11,689 shares	(1,728,718)	(1,728,718)
Noncontrolling interest	1,297,686	1,194,981
Total stockholders’ equity	114,774,157	110,574,157

Total liabilities and stockholders’ equity	$1,603,000,481	$1,197,807,828

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31,	2021	2020

Interest income:
Loans, including fees	$39,679,263	$34,254,035
Investment securities	3,146,399	1,637,610
Federal Reserve Bank and FHLB dividends	154,210	128,792
Interest-bearing deposits with other banks	255,366	912,595
Total interest income	43,235,238	36,933,032

Interest expense:
Deposits	1,775,164	3,091,687
Subordinated debentures	351,563	—
FHLB borrowings	586,204	952,310
Total interest expense	2,712,931	4,043,997

Net interest income	40,522,307	32,889,035

Provision for loan losses	750,000	1,825,000

Net interest income after provision for loan losses	39,772,307	31,064,035

Noninterest income:
Service charges and other fees on deposit accounts	816,394	692,998
Trust fees	1,413,059	1,061,520
Gain on sale of mortgage loans	2,127,786	1,868,262
Gain on sale of securities	166,110	204,523
Other income	1,531,415	2,618,815
Total noninterest income	6,054,764	6,446,118

(Continued)

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF INCOME, CONTINUED

Years Ended December 31,	2021	2020

Noninterest expense:
Salaries and employee benefits	19,660,892	15,007,775
Occupancy expense	1,358,152	1,198,234
Depreciation expense	1,403,281	1,005,261
Data processing	2,609,031	2,143,207
Deposit insurance	734,474	421,650
Professional fees	1,287,486	1,314,981
Printing and office supplies	135,542	149,892
Postage and freight	437,553	391,454
Advertising	917,135	731,783
OREO expense including write-downs	4,497	207,438
Other expense	3,085,155	2,259,466
Total noninterest expense	31,633,198	24,831,141

Income before income tax expense	14,193,873	12,679,012

Income tax expense	2,766,230	2,344,315

Net income	11,427,643	10,334,697
Net income attributed to noncontrolling interest	150,770	126,323
Net income attributed to Bancshares	$11,276,873	$10,208,374

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Years Ended December 31,	2021	2020

Net income	$11,427,643	$10,334,697

Other comprehensive income (loss):
Net unrealized gains (losses) on securities available-for-sale, net of income taxes of $(810,321) and $443,731	(3,048,351)	1,669,273
Reclassification adjustments for realized gains on securities available-for-sale included in net income, net taxes of $34,883 and $49,017	(131,227)	(184,396)
Other comprehensive income (loss)	(3,179,578)	1,484,877

Comprehensive income	8,248,065	11,819,574
Comprehensive income attributed to noncontrolling interest	150,770	126,323
Comprehensive income attributed to Bancshares	$8,097,295	$11,693,251

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Accumulated
	Common	Common			Other				Total
	Stock,	Stock,	Capital	Retained	Comprehensive	Treasury	Bancshares	Noncontrolling	Stockholders’
	Nonvoting	Voting	Surplus	Earnings	Income (Loss)	Stock	Equity	Interest	Equity
Balance, December 31, 2019	$—	$13,997	$4,663,555	$97,693,604	$43,487	$(1,728,718)	$100,685,925	$1,110,713	$101,796,638
Net income	—	—	—	10,208,374	—	—	10,208,374	126,323	10,334,697
Dividends	—	—	—	(3,000,000)	—	—	(3,000,000)	—	(3,000,000)
Dividends to noncontrolling interest	—	—	—	—	—	—	—	(42,055)	(42,055)
Other comprehensive income	—	—	—	—	1,484,877	—	1,484,877	—	1,484,877

Balance, December 31, 2020	—	13,997	4,663,555	104,901,978	1,528,364	(1,728,718)	109,379,176	1,194,981	110,574,157
Net income	—	—	—	11,276,873	—	—	11,276,873	150,770	11,427,643
Dividends	—	—	—	(4,000,000)	—	—	(4,000,000)		(4,000,000)
Dividends to noncontrolling interest	—	—	—	—	—	—	—	(48,065)	(48,065)
Other comprehensive loss	—	—	—	—	(3,179,578)	—	(3,179,578)	—	(3,179,578)

Balance, December 31, 2021	$—	$13,997	$4,663,555	$112,178,851	$(1,651,214)	$(1,728,718)	$113,476,471	$1,297,686	$114,774,157

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2021	2020

Cash flows from operating activities:
Net income	$11,427,643	$10,334,697
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	750,000	1,825,000
Depreciation	1,403,281	1,005,261
Amortization of debt issuance cost	17,500	—
Deferred income tax	(135,093)	(557,932)
Gain on sale of OREO	—	(1,545,133)
Net premium amortization on securities	1,208,950	279,129
Gain on sale of securities	(166,110)	(204,524)
Gain on sale of mortgage loans held for sale	(2,127,786)	(1,868,262)
Increase in bank-owned life insurance	(230,066)	(235,679)
Changes in:
(Increase) Decrease in interest receivable	460,914	(2,170,591)
Originations of mortgage loans held for sale	(133,280,892)	(117,127,843)
Proceeds from sale of mortgage loans held for sale	133,893,067	118,508,274
Increase in other assets and income taxes receivable	(4,586,310)	(639,412)
(Decrease) Increase in interest payable, income taxes payable, and other liabilities	(1,990,466)	3,146,287
Net cash provided by operating activities	6,644,632	10,749,272

Cash flows from investing activities:
Proceeds from maturities, sales, calls, and principal paydowns of securities	78,978,058	35,945,609
Purchases of securities available for sale	(128,267,625)	(166,049,760)
Purchases and sales of equity securities, net	(200,156)	-
(Purchase) sale of other investments	(910,900)	40,000
Net increase in loans	(162,787,102)	(154,453,363)
Purchases of premises and equipment	(2,570,188)	(7,746,541)
Improvements to OREO properties	—	(67,172)
Proceeds from sale of OREO	—	10,821,353
Net cash used in investing activities	(215,757,913)	(281,509,874)

(Continued)

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED
JACKSON, WYOMING

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

Years Ended December 31,	2021	2020

Cash flows from financing activities:
Increase in deposits	388,265,870	203,699,496
Subordinated debt issuance	15,000,000	-
Debt issuance cost	(300,000)	-
Dividends paid	(4,048,065)	(3,042,054)
Payments of FHLB advances	(251)	(6,999,749)
Net cash provided by financing activities	398,917,554	193,657,693

Change in cash and cash equivalents	189,804,273	(77,102,909)

Cash and cash equivalents at beginning of year	151,269,101	228,372,010

Cash and cash equivalents at end of year	$341,073,374	$151,269,101

Supplemental information:
Cash paid during the year for interest	$2,700,094	$4,076,383
Cash paid during the year for income taxes	$2,467,000	$2,890,000

See accompanying notes to consolidated financial statements.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 and 2020

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Bancshares of Jackson Hole Incorporated (the “Company”) conform to accounting principles generally accepted in the United States (“US GAAP”) and practices within the banking industry.  The following represents the more significant of those policies and practices.

Nature of Operations

The Company is a bank holding company for its 98.8% owned subsidiary, Bank of Jackson Hole (the “Bank”), a state-chartered bank which provides full banking and trust services.  The Bank generates loans and receives deposits from customers located primarily in Jackson, Wyoming; Boise, Idaho; and the surrounding areas.  The Company is a member of the Federal Reserve Banking System.  The Company and Bank are subject to regulation by the Wyoming Division of Banking, the Federal Reserve Bank, and the Federal Deposit Insurance Corporation (“FDIC”).

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and the Bank. The consolidated group is hereinafter referred to as the Company.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

A material estimate that is particularly susceptible to significant change relates to the determination of the allowance for loan losses.  While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses.  Such agencies may require the Company to recognize additions to the allowance based on their judgment about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the allowance for loan losses may change in the near term.

Another material estimate relates to the determination of the fair value of securities.  The accounting policies for these items and other significant policies are presented below.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Reclassifications

Certain reclassifications have been made to the 2020 consolidated financial statements to conform to the 2021 financial statement presentation. These reclassifications had no effect on previously reported net income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase and carried at cost (which approximates fair value) to be cash equivalents.  For purposes of reporting cash flows, cash and cash equivalents include the amounts reflected in the balance sheet captions “Cash and due from banks” and “Interest-bearing deposits with other banks.”

Debt Securities

Debt securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Debt securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are carried at fair value, with unrealized gains and losses recognized as a component of other comprehensive income (loss), net of tax.

Declines in the fair value of individual available-for-sale securities below their amortized costs are evaluated for other-than-temporary impairment.  In evaluating whether other-than-temporary impairment exists, the Company considers, among other things: (a) the intent and ability to hold the investment for a period of time to allow for any recovery in fair value; (b) the length of time and the extent to which fair value has been less than amortized costs; and (c) the financial condition and near-term prospects of the issuer.

Other-than-temporary impairment is considered to exist when the Company intends to sell the investment, or it will more likely than not be required to sell the investment before its anticipated recovery, or if it estimates the future cash flows from the investment in debt securities will not recover its amortized cost.  Declines in the fair value of investments considered to be other than temporary which the Company intends to sell or will more likely than not be required to sell are recognized in earnings as an adjustment to amortized cost.  Declines in the fair value of investments in debt securities considered to be other than temporary which the Company is not likely to sell is separated into: (a) the impairment related to credit loss; and (b) the impairment related to other factors.  The impairment related to credit loss is recognized in earnings as an adjustment to amortized cost, with the declines in fair value related to other factors being recorded in other comprehensive income (loss).

Interest and dividends on investments in debt securities are included in income when earned. Premiums and discounts are amortized and accreted, respectively, to interest income using the effective-interest method over the period to maturity. For callable debt securities purchased at a premium, the amortization period is shortened to the earliest call date. Gains or losses from the sales of securities are recognized on

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Debt Securities, Continued

the settlement date.  The basis of the securities sold is determined by specific identification of each security.

Equity Securities

Equity securities with readily determinable fair values are carried at fair value with changes in fair value reflected currently in income from investment securities. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment.

Federal Reserve Bank and Federal Home Loan Bank Stock

Members of the Federal Reserve Bank (“FRB”) and Federal Home Loan Bank (“FHLB”) systems are required to maintain an investment in their stock are based on a predetermined formula.  The FRB and FHLB shares do not have readily determinable fair values, and therefore, are reported at cost. The Company evaluates these investments periodically for impairment. These investments are reported in other investments.

Mortgage Loans Held for Sale

The Company originates fixed-rate mortgage loans to sell to independent investors. The Company issues interest rate lock commitments to borrowers and underwrites the mortgage loans based on the terms established by the independent investors. The Company funds mortgage loans based upon pre-approval by the independent investors and sells the closed mortgage loans to the investors under a best efforts delivery mechanism. Purchase of the mortgage loans by the investors is conditioned upon the underwriting standards being met.  Investors purchase the loans at the Company’s carrying value plus interest accrued on the loans between the date the loans are funded to the borrower and the purchase date.  The Company is reimbursed for expenses incurred and receives an origination fee and a service release premium from the investor.  The Company does not retain servicing rights related to these mortgage loans. Between the initial funding of the mortgage loans by the Company and the subsequent purchase by the investor, the mortgage loans held for sale are carried at the lower of cost or fair value.

Loans

Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or payoff, are stated at the principal amount outstanding adjusted for any charge-off, the allowance for loan losses, and significant deferred fees or costs on originated loans.  Interest income on loans is accrued and credited to income based on the principal amount outstanding.  Loan origination fees and related costs, if material, are deferred and amortized as a yield adjustment over the life of the related loan, without anticipating prepayments.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Loans, Continued

Past due loans are identified based on each loan’s contractual terms.  Interest is not accrued on (a) any loan upon which a default of principal or interest has existed for a period of 90 days or over unless the collateral margin or guarantor support is such that full collection of principal and interest is not in doubt and an orderly plan for collection is in process; and (b) any other loan for which full collection of principal and interest is not probable.  When a loan is placed on nonaccrual and previously accrued but uncollected interest is deemed to be uncollectible, the amount of accrued interest receivable which was recorded in the current year is reversed against current year income and the remainder is charged against the allowance for loan losses.  Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable.  Interest accruals are resumed on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

With the exception of a formal debt forgiveness agreement, no loan which has had principal charged-off shall be restored to accrual status unless the charged-off principal has been recovered.

Troubled debt restructurings are those loans on which concessions in terms have been granted because of a borrower’s financial difficulty.  Interest is generally accrued on such loans in accordance with the restructured terms.

Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for loan losses charged to income.  Loan amounts which are determined to be uncollectible are charged against this allowance, and recoveries, if any, are added to the allowance.  The allowance balance is determined based on continuous review and evaluation of the loan portfolio and ongoing, quarterly assessments of the probable losses inherent in the loan portfolio.  The allowance for loan losses is comprised of two primary components - specific and general.  Allocations of the allowance for loan losses may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged-off.

The specific component relates to loans that are individually classified as impaired.  A loan is considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Additionally, loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered to be troubled debt restructurings and are classified as impaired.  Loans deemed to be impaired are evaluated on an individual basis consistent with Accounting Standards Codification (ASC) Section 310-10-35, Receivables: Subsequent Measurement (ASC 310-10-35).  The amount and level of the impairment allowance is ultimately determined by management’s estimate of the amount of expected future cash flows or, if the loan is collateral dependent, on the value of the collateral, which may vary from period to period depending on changes in the financial condition of the borrower or changes in the estimated value of the collateral. Smaller balance, homogeneous loans are collectively evaluated for impairment.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Allowance for Loan Losses, Continued

The general component of the allowance is calculated based on ASC Topic 450, Contingencies.  Loans not evaluated for specific allowance are segmented into loan pools by type of loan.  Estimated allowances are based on historical loss trends, with adjustments factored in based on qualitative risk factors both internal and external to the Company.  The historical loss trend is determined by loan pool and is based on the actual loss history experienced by the Company.  The qualitative risk factors include, but are not limited to, economic and business conditions, changes in lending staff, lending policies and procedures, quality of loan review, changes in the nature and volume of the portfolios, loss and recovery trends, asset quality trends, and legal and regulatory considerations.  The following loan pools, or portfolio segments, have been identified:  commercial and industrial, real estate-construction, real estate-residential, real estate-commercial, and consumer and other loans.  The Company considers its loan classes to be the same as its portfolio segments.

Portfolio segments and a description of the relevant risk characteristics of each segment are as follows:

●	Commercial and Industrial – Commercial and industrial loans are generally loans to sole proprietorships, partnerships, corporations, and other business enterprises for the purpose of financing accounts receivable, inventory, or capital assets, or for other business-related purposes. The primary repayment source for commercial and industrial loans is the existing cash flows of operating businesses which can be adversely affected by company, industry and economic business cycles. Economic trends influenced by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. The liquidation of collateral, typically accounts receivable, inventory, equipment, or other business assets, is the primary source of principal repayment if the borrower defaults. The value of these assets can be suspect in a liquidation scenario.

●	Real Estate – Construction – Construction real estate loans generally possess a higher inherent risk of loss than other real estate portfolio segments. A major risk arises from the necessity to complete projects within a specified cost and timeline. Trends in the construction industry significantly impact the credit quality of these loans, as demand drives construction activity. In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of construction projects.

●	Real Estate – Residential – The degree of risk in residential mortgage lending involving owner occupied properties depends primarily on the borrower’s ability to repay in an orderly fashion and the loan amount in relation to collateral value. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate that the borrower’s capacity to repay their obligations may be deteriorating. Residential mortgage lending also includes the credits to finance non-owner

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Allowance for Loan Losses, Continued

occupied properties used as rentals. These loans can involve additional risks as the borrower’s ability to repay is based on the net operating income from the property which can be impacted by occupancy levels, rental rates, and operating expenses. Declines in net operating income can negatively impact the value of the property which increases the credit risk in the event of default.

●	Real Estate – Commercial – Owner occupied commercial real estate loans are generally reliant on a single tenant as the repayment source for the loan. The underlying business can be affected by changes in industry and economic business cycles, unemployment and other key economic indicators, which could impact the cash flows of the business and their ability to make rental payments. Certain types of businesses also may require specialized facilities that can increase costs and may not be economically feasible to an alternative user, which could adversely impact the market value of the collateral. Non-owner occupied commercial real estate loans can possess a higher inherent risk of loss as the primary repayment source for these loans is based on the net operating income from the underlying property. Changes in economic and market conditions can affect different segments of commercial real estate by impacting overall leasing rates, absorption timelines, vacancy rates, and operating expenses.

●	Consumer and Other Loans – The consumer and other loan portfolio is usually comprised of a large number of small loans scheduled to be amortized over a specific period. Most loans are made directly for consumer purchases. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate the borrowers’ capacity to repay their obligations may be deteriorating.

Independent appraisals on real estate collateral securing loans are typically obtained at origination.  Fair value of real estate securing smaller loans may be determined internally by management.  New appraisals are obtained periodically and upon discovery of factors that may significantly affect the value of the collateral.  Appraisals on nonperforming and potential problem loans are reviewed and considered in the determination of the allowance for loan losses.

Management carefully monitors credit quality to identify loans that may become nonperforming.  However, there are loans included in the portfolio that may result in losses that have not been identified as nonperforming or potential problem loans.  Because the loan portfolio contains a significant number of loans with relatively large balances, the unexpected deterioration of one or a few of such loans could cause a significant increase in nonperforming assets and could lead to a material increase in charge-offs and the provision for loan losses in future periods.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Transfers and Servicing of Financial Assets

The Company accounts for transfers and servicing of financial assets in accordance with ASC Topic 860, Transfers and Servicing (ASC 860).  ASC 860 requires that transfers of financial assets be accounted for as sales, when the transferor has surrendered control of the assets.  Control over transferred assets is essentially deemed to be surrendered when: (a) the assets have been isolated from the Company; (b) the transferee obtains the right to pledge or exchange the transferred assets; and (c) the Company does not maintain effective control over the transferred assets through an agreement that both entitles and obligates the Company to repurchase or redeem the assets before their maturity.  Under this accounting treatment, after a transfer of financial assets, the Company derecognizes the transferred assets; recognizes and measures, at fair value, the servicing assets or liabilities (if considered significant), the other assets it receives or retains, and the liabilities it incurred; and recognizes any gain or loss resulting from the transfer.  Transfers of financial assets that do not meet the conditions for sales accounting treatment are accounted for as secured borrowings.

The transfer of a participating interest in an entire financial asset must also meet the definition of a participating interest. A participating interest in a financial asset has all of the following characteristics: (1) from the date of transfer, it must represent a proportionate (pro rata) ownership interest in the financial asset, (2) from the date of transfer, all cash flows received, except any cash flows allocated as any compensation for servicing or other services performed, must be divided proportionately among participating interest holders in the amount equal to their share ownership, (3) the rights of each participating interest holder must have the same priority, and (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to do so.

The Company’s transfers of financial assets consist of loan participations and mortgage loan sales.  During 2021 and 2020, the Company did not recognize significant gains or losses from transfers of participation sales and recognized gains of $2,127,786 and $1,868,262 respectively, on mortgage loan sales.

The Company does retain servicing for loan participations sold, but not for mortgage loans sold.  The Company generally does not receive a fee for servicing sold loan participations.  The Company believes that the servicing rights and obligations retained from the loan participations sold have no significant fair value on the date of the transfer; therefore, the Company does not record a servicing asset or liability on the transfer date.  The Company recognizes servicing fees, if any, as income when received.  At December 31, 2021 and 2020, the Company was servicing participation loans sold of $75,901,263 and $51,662,417, respectively.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Bank-owned Life Insurance

The Company has life insurance on certain officers. The life insurance policies are carried at cash surrender value, with appreciation and depreciation in the value recorded as noninterest income or expense. The Company manages the risk of these policies in accordance with regulatory guidance, including monitoring any related concentration or credit risk.

Premises and Equipment, Net

Land is carried at cost. Premises and equipment are stated at cost, less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter.  Maintenance and repairs are charged to expense as incurred, while improvements are capitalized.  When assets are retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed from the respective accounts and any resulting gain or loss is reflected in income.

Goodwill

The Company has goodwill that resulted from a business combination and is accounted for under the provisions of ASC 350, Intangibles – Goodwill and Other and ASC 805, Business Combinations. Goodwill represents the excess of the cost of businesses acquired over the fair value of the net assets acquired and is assigned to reporting units. Goodwill is not amortized, but is tested annually or more frequently if conditions indicate impairment may exist. The evaluation of possible impairment involves significant judgment based upon short-term and long-term projections of future performance of each reporting unit. Goodwill, included in other assets, was $539,518 as of December 31, 2021 and 2020. The Company performed its annual analysis of goodwill for impairment which indicated no impairment for the years ended December 31, 2021 and 2020.

Derivatives

Derivative contracts are carried at fair value, in which credit risk is considered in determining fair value. At the inception of the derivative contract, the Company designates the derivative based on the Company’s intentions and belief as to the likely effectiveness as a hedge. Changes in the fair value of derivatives that do not qualify for hedge accounting are reported in earnings.

Derivative contracts involve the risk of dealing with counterparties and their ability to meet contractual terms. The Company’s institutional counterparties must have an investment grade credit rating and be approved by the Bank’s asset/liability management committee and board of directors. The Company’s credit exposure on interest rate swaps is limited to the net fair value and interest rate payments of all swaps with each counterparty. All contracts to which the Company is party settle monthly. The Company anticipates the counterparties will be able to fully satisfy their obligations under the agreements and access

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Derivatives, Continued

to collateral in the event of default is reasonably assured. Therefore, credit exposure may be reduced by the amount of collateral pledged by the counterparty.

Trust Division

Trust assets, other than deposits held by the Company in a fiduciary or agency capacity for its customers, are not included in the consolidated financial statements since such items are not assets of the Company.

Revenue from Contracts with Customers

The Company recognizes revenue from contracts with customers in accordance with ASC Topic 606, Revenue from Contracts with Customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The following is a description of the principal activities from which the Company generates revenue that are within the scope of ASC 606:

●	Service Charges on Deposits – The Company earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, wire transfer fees and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

●	Debit Card Fees – Debit card fees primarily represent income earned from interchange revenue from Visa for the Company’s processing of debit card transactions. The processing of each transaction satisfies the performance obligation and revenue is recognized concurrently with the processing of each transaction in accordance with interchange rates established by Visa. Debit card fees included in other noninterest income at December 31, 2021 and 2020 were $810,214 and $635,516, respectively.

●	Wealth Management Revenue - Wealth management revenue consists of fees earned on personal trust accounts, retirement plan administration, and wealth management services. The performance obligations related to this revenue include items such as performing trustee service administration, investment management services, custody and record-keeping services, retirement plan administration, and tax services. Fees are established in contractual agreements with the customer

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Revenue from Contracts with Customers, Continued

and are generally a fixed annual rate or a percentage of the account’s market value. The performance obligations are satisfied upon completion of services and revenue is recognized over time as the performance obligations are satisfied and the fees are earned.

Advertising Costs

Advertising costs are expensed as incurred.

Stock-based Compensation

If material to the financial statements, compensation cost is recognized for stock options issued to employees, based on the fair value of these awards at the date of the grant. A Black-Scholes model is utilized to estimate the fair value of the stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period. The Company’s policy is to recognize forfeitures as they occur.

Income Taxes

The Company files consolidated income tax returns with the Bank. Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates.  A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

The Company evaluates and accounts for its uncertain tax positions in accordance with ASC Topic 740, Income Taxes, including the Company’s tax position as a pass-through entity.  Through its evaluation of the Company’s uncertain tax positions, management has determined no uncertain tax positions existed as of December 31, 2021 or 2020, which would require the Company to record a liability for the uncertain tax positions in its consolidated financial statements.  Interest and penalties, if any, resulting from any uncertain tax position would be presented in other noninterest expense in the consolidated financial statements.

Federal income tax statutes dictate that tax returns filed in any of the previous three reporting periods remain open to examination.  Management believes it is no longer subject to income tax examinations for periods prior to 2018.  Currently, the Company has no open examinations with the Internal Revenue Service.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Comprehensive Income

Comprehensive income is defined as net income and other comprehensive income (loss).  The Company’s only item of other comprehensive income (loss) is the unrealized gain or loss on securities available-for-sale, net of income taxes.

New Authoritative Accounting Guidance

The following is a summary of new accounting pronouncements issued that have not yet been adopted by the Company:

●	Accounting for Leases – In February 2016, the FASB issued ASU 2016-02, Leases. This guidance replaces existing lease classification guidance with a right of use approach that requires an entity to recognize most lease commitments as assets and liabilities. Lease with terms of less than 12 months are excluded, but most other leases will be classified as financing or operating leases and recognized as assets and liabilities. ASU 2016-02 is effective for the Company for annual reporting periods beginning after December 15, 2021.

Adoption of this standard is expected to result in the recognition of operating right-of-use assets and operating lease liabilities of approximately $9,319,000, which were determined based on the present value of remaining lease payments discounted by the Company’s incremental borrowing rate of 2%. No material impact to the timing of expense recognition is expected.

●	Financial Instruments – Credit Losses – In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses. The main objective is to provide financial statement users with more decision-useful information about the expected credit losses on financial assets and other commitments to extend credit held by a reporting entity at each reporting date by replacing the incurred loss impairment methodology in current US GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This new guidance broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually to include forecasted information, as well as past events and current conditions. Although an entity may still use its current systems and methods for recording the allowance for credit losses, under the new rules, the inputs used to record the allowance for credit losses generally will need to change to appropriately reflect an estimate of all expected credit losses and the use of reasonable and supportable forecasts. Also, the accounting for purchased credit impaired financial assets will make the allowance for credit losses more comparable between originated assets and purchased financial assets, as well as reduce complexity with the accounting for interest income. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company is evaluating the impact this standard will have on the Company’s financial statements and related disclosures.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(1)SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

New Authoritative Accounting Guidance, Continued

●	Reference Rate Reform – In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform. This guidance contains optional expedients and exceptions for applying US GAAP to contracts, hedging relationships and other transactions affected by reference rate reform. Entities that utilize hedge accounting should consider the impact of this new standard on their respective cash flow, fair value, or net investment hedges. Customer hedging programs are not subject to stringent accounting rules, and, therefore, will not require updated documentation as a result of this new guidance. The relief granted by ASC 848 is applicable only to legacy contracts if the amendments made to the agreements are solely for reference rate reform activities. The amendments are elective and became effective upon issuance. The Company is evaluating the impact the adoption of ASU 2020-04 will have on the Company’s financial statements and disclosures.

Subsequent events

Management has evaluated subsequent events occurring through April 29, 2022, the date the financial statements were available to be issued.

(2)RESTRICTIONS ON CASH AND DUE FROM BANKS

The Company is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank.  Due to COVID-19 and its impact on financial industry the reserve requirements have been temporarily eliminated by the Federal Reserve and no reserve balances were required to be maintained on deposit at December 31, 2021 and 2020.

(3)DEBT SECURITIES

The amortized cost and estimated fair value of debt securities at December 31, are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2021
Available-for-Sale:
Mortgage-backed Securities issued
by Government Sponsored Entities	$134,056,844	$7,670	$(1,779,498)	$132,285,016
State and Political Subdivisions	32,537,351	343,559	(148,859)	32,732,051
Corporate Bonds	23,597,681	269,354	(44,214)	23,822,821
	$190,191,876	$620,583	$(1,972,571)	$188,839,888

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(3)DEBT SECURITIES, CONTINUED

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2021
Held-to-Maturity:
Mortgage-backed Securities issued
by Government Sponsored Entities	$14,225,876	$61,769	$(75,035)	$14,212,610
State and Political Subdivisions	15,152,619	315,247	(97,220)	15,370,646
	$29,378,495	$377,016	$(172,255)	$29,583,256

2020
Available-for-Sale:
Mortgage-backed Securities issued
by Government Sponsored Entities	$68,998,156	$878,928	$(130,487)	$69,746,597
State and Political Subdivisions	91,111,894	1,270,405	(96,486)	92,285,813
Corporate Bonds	11,931,859	91,805	(19,917)	12,003,747
	$172,041,909	$2,241,138	$(246,890)	$174,036,157

The amortized cost and estimated fair value of debt securities by contractual maturity at December 31, 2021, are as follows:

	Amortized	Fair
	Cost	Value
Available-for-Sale:
Due in one year or less	$2,432,402	$2,436,692
Due after one through five years	3,937,948	4,018,360
Due after five through ten years	15,882,359	15,970,152
Due after ten years	33,882,323	34,129,668
Mortgage-backed Securities issued by Government Sponsored Entities	134,056,844	132,285,016
	$190,191,876	$188,839,888
Held-to-Maturity:
Due after one through five years	$1,004,351	$988,960
Due after ten years	14,148,268	14,381,686
Mortgage-backed Securities issued by Government Sponsored Entities	14,225,876	14,212,610
	$29,378,495	$29,583,256

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(3)DEBT SECURITIES, CONTINUED

Securities pledged to secure public deposits had a carrying amount of $113,907,285 and $0 as of December 31, 2021 and 2020, respectively.

The following tables show gross unrealized losses and the fair values of investments, segregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position at December 31:

	Less than 12 Months		Greater than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
2021
Available-for-Sale:
Mortgage-backed Securities issued by Government
Sponsored Entities	$129,303,528	$(1,779,498)	$—	$—	$129,303,528	$(1,779,498)
State and Political Subdivisions	12,204,353	(148,859)	—	—	12,204,353	(148,859)
Corporate Bonds	6,388,684	(44,214)	—	—	6,388,684	(44,214)
	$147,896,565	$(1,972,571)	$—	$—	$147,896,565	$(1,972,571)
Held-to-Maturity:
Mortgage-backed Securities issued by Government
Sponsored Entities	$6,014,963	$(75,035)	$—	$—	$6,014,963	$(75,035)
State and Political Subdivisions	4,857,412	(97,220)	—	—	4,857,412	(97,220)
	$10,872,375	$(172,255)	$—	$—	$10,872,375	$(172,255)

2020
Available-for-Sale:
Mortgage-backed Securities issued by Government
Sponsored Entities	$22,993,923	$(130,487)	$—	$—	$22,993,923	$(130,487)
State and Political Subdivisions	22,713,486	(95,320)	191,667	(1,166)	22,905,153	(96,486)
Corporate Bonds	3,128,336	(19,917)	—	—	3,128,336	(19,917)
	$48,835,745	$(245,724)	$191,667	$(1,166)	$49,027,412	$(246,890)

A total of 114 and 45 debt securities were in an unrealized loss position at December 31, 2021 and 2020, respectively.  The total fair value of these investments at December 31, 2021 and 2020, was $158,768,940 and $49,027,412, respectively, which is approximately 73% and 28%, respectively, of the Company’s debt securities portfolio.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(3)DEBT SECURITIES, CONTINUED

For all of the above debt securities, the unrealized losses are primarily the result of fluctuations in interest rates after the purchase of the security. Management has the ability and intent to hold securities available-for-sale in an unrealized loss position for a period of time sufficient for a recovery of cost.  Management does not believe any of these securities are impaired due to reasons of credit quality.  Accordingly, as of December 31, 2021 and 2020, management believes the unrealized losses are temporary, and no loss has been recognized in the Company’s consolidated financial statements.

During 2021, the Company liquidated securities resulting in a gross gain of $1,361,242 and a gross loss of $1,195,132. During 2020, the Company liquidated securities resulting in a gross gain of $233,413 and a gross loss of $28,890.

(4)OTHER INVESTMENTS

A summary of other investments at December 31, is as follows:

	2021	2020

FHLB Stock	$2,355,600	$2,149,700
FRB Stock	1,184,250	479,250
Investment in Tulsa Valley
Bancshares Corporation	1,211,054	1,211,054
	$4,750,904	$3,840,004

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES

A summary of loans at December 31, is as follows:

	2021	2020

Commercial and Industrial	$94,351,861	$102,650,084
Real Estate - Construction	172,885,332	117,843,668
Real Estate - Residential	236,971,471	209,097,917
Real Estate - Commercial	484,559,258	395,950,486
Consumer and Other	3,457,138	3,575,268
	992,225,060	829,117,423
Less: Allowance for Loan Losses	(11,572,029)	(10,501,494)
	$980,653,031	$818,615,929

Allowance for Loan Losses as a
Percent of Total Loans	1.17%	1.27%

The loan balances in the table above are net of deferred fees and costs of $4,059,852 and $2,103,498 at December 31, 2021 and 2020, respectively.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act (2020) implemented a variety of programs to address issues related to the onset of the COVID-19 pandemic. One of the programs implemented was the Small Business Administration Paycheck Protection Program (PPP). PPP offered loans to small businesses that are forgivable under certain circumstances. The Company participated in PPP and loaned a total of $61,904,476 and $84,099,361 during 2021 and 2020, respectively. As of December 31, 2021 and 2020, PPP loans totaling $22,341,661 and $61,738,743, respectively, were outstanding. These loans are included in the commercial and industrial loans above.

The following presents an aging of the recorded investment in loans past due by class of loan as of December 31, 2021:

	30-89 Days	90 Days or More	Total		Total
	Past Due	Past Due	Past Due	Current	Loans

Commercial and Industrial	$137,252	$—	$137,252	$94,214,609	$94,351,861
Real Estate - Construction	—	—	—	172,885,332	172,885,332
Real Estate - Residential	—	—	—	236,971,471	236,971,471
Real Estate - Commercial	—	—	—	484,559,258	484,559,258
Consumer and Other	—	—	—	3,457,138	3,457,138
	$137,252	$—	$137,252	$992,087,808	$992,225,060

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

The following presents an aging of the recorded investment in loans past due by class of loan as of December 31, 2020:

	30-89 Days	90 Days or More	Total		Total
	Past Due	Past Due	Past Due	Current	Loans

Commercial and Industrial	$—	$—	$—	$102,650,084	$102,650,084
Real Estate - Construction	—	—	—	117,843,668	117,843,668
Real Estate - Residential	10,245	—	10,245	209,087,672	209,097,917
Real Estate - Commercial	—	—	—	395,950,486	395,950,486
Consumer and Other	1,151	—	1,151	3,574,117	3,575,268
	$11,396	$—	$11,396	$829,106,027	$829,117,423

The Company had no loans on non-accrual as of December 31, 2021 and 2020.

Activity in the allowance for loans losses by loan portfolio segment as of and for the year ended December 31, 2021, is as follows:

	Commercial
	and	Real Estate -	Real Estate -	Real Estate -	Consumer
	Industrial	Construction	Residential	Commercial	and Other	Total

Allowance for Loan Losses:
Beginning Balance	$1,066,473	$1,697,104	$2,673,323	$5,017,959	$46,635	$10,501,494
Charge-offs	—	—	—	—	(23,429)	(23,429)
Recoveries	11,342	332,622	—	—	—	343,964
Provision	277,300	(765,609)	(968,853)	2,040,682	166,480	750,000
Ending Balance	$1,355,115	$1,264,117	$1,704,470	$7,058,641	$189,686	$11,572,029

Ending Balance:
Individually Evaluated for Impairment	$—	$—	$—	$1,603,721	$123,144	$1,726,865
Collectively Evaluated for Impairment	1,355,115	1,264,117	1,704,470	5,454,920	66,542	9,845,164
	$1,355,115	$1,264,117	$1,704,470	$7,058,641	$189,686	$11,572,029

Loans:
Individually Evaluated for Impairment	$2,092	$—	$—	$10,747,542	$123,144	$10,872,778
Collectively Evaluated for Impairment	94,349,769	172,885,332	236,971,471	473,811,716	3,333,994	981,352,282
	$94,351,861	$172,885,332	$236,971,471	$484,559,258	$3,457,138	$992,225,060

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

Activity in the allowance for loans losses by loan portfolio segment as of and for the year ended December 31, 2020, is as follows:

	Commercial
	and	Real Estate -	Real Estate -	Real Estate -	Consumer
	Industrial	Construction	Residential	Commercial	and Other	Total

Allowance for Loan Losses:
Beginning Balance	$829,454	$1,431,869	$2,213,070	$4,146,419	$35,865	$8,656,677
Charge-offs	—	—	—	—	(390)	(390)
Recoveries	11,072	5,845	—	—	3,290	20,207
Provision	225,947	259,390	460,253	871,540	7,870	1,825,000
Ending Balance	$1,066,473	$1,697,104	$2,673,323	$5,017,959	$46,635	$10,501,494

Ending Balance:
Individually Evaluated for Impairment	$—	$—	$—	$—	$—	$—
Collectively Evaluated for Impairment	1,066,473	1,697,104	2,673,323	5,017,959	46,635	10,501,494
	$1,066,473	$1,697,104	$2,673,323	$5,017,959	$46,635	$10,501,494

Loans:
Individually Evaluated for Impairment	$23,371	$—	$959,968	$17,490,916	$—	$18,474,255
Collectively Evaluated for Impairment	102,626,713	117,843,668	208,137,949	378,459,570	3,575,268	810,643,168
	$102,650,084	$117,843,668	$209,097,917	$395,950,486	$3,575,268	$829,117,423

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

Information regarding impaired loans as of and for the years ended December 31, is as follows:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
	Balance	Investment	Allowance	Investment	Recognized
2021
With no specific allowance recorded:
Commercial and Industrial	$2,092	$2,092	$—	$12,732	$230
Real Estate - Commercial	3,677,785	3,677,785	—	10,584,351	170,978
Consumer and Other	—	—	—	—	—

With a specific allowance recorded:
Commercial and Industrial	$—	$—	$—	$—	$—
Real Estate - Commercial	7,069,757	7,069,757	(1,603,721)	3,534,879	409,796
Consumer and Other	123,144	123,144	(123,144)	61,572	6,777

Total:
Commercial and Industrial	$2,092	$2,092	$—	$12,732	$230
Real Estate - Commercial	10,747,542	10,747,542	(1,603,721)	14,119,229	580,774
Consumer and Other	123,144	123,144	(123,144)	61,572	6,777

2020
With no specific allowance recorded:
Commercial and Industrial	$23,371	$23,371	$—	$30,802	$1,978
Real Estate - Residential	959,968	959,968	—	754,587	51,451
Real Estate - Commercial	17,490,916	17,490,916	—	13,429,562	774,268

With a specific allowance recorded:
Commercial and Industrial	$—	$—	$—	$—	$—
Real Estate - Residential	—	—	—	—	—
Real Estate - Commercial	—	—	—	—	—

Total:
Commercial and Industrial	$23,371	$23,371	$—	$30,802	$1,978
Real Estate - Residential	959,968	959,968	—	754,587	51,451
Real Estate - Commercial	17,490,916	17,490,916	—	13,429,562	774,268

Included in the impaired loan balance (recorded investment) as of December 31, 2021 and 2020, was $6,686,160 and $7,297,691, respectively, in loans whose terms have been modified in troubled debt restructurings.  The Company had no significant commitments to lend additional amounts under such loans as of December 31, 2021 or 2020.  Interest income on impaired loans is recorded by the Bank in a manner consistent with its income recognition policies for other loans.  No interest was recognized on impaired loans on the cash basis during 2021 or 2020.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

There were no troubled debt restructurings that subsequently defaulted for the year ended December 31, 2021 or 2020.

To assess the credit quality of loans, the Company classifies loans into risk categories based on relevant information about the ability of the borrowers to service their debts, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors.  This analysis is performed on a quarterly basis.  The Company uses the following definitions for risk classifications:

Special mention—Loans classified as special mention have potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for these loans or of the Company’s credit position at some future date.

Substandard—Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligors or of the collateral pledged, if any.  Loans so classified have one or more well-defined weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.  These loans are considered potential nonperforming or nonperforming loans depending on the accrual status of the loans.

Doubtful—Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.  These loans are considered nonperforming.

Loans not meeting the criteria above that are analyzed as part of the above-described process are classified as pass loans.  As of December 31, 2021, and based on the most recent analysis performed as of that date, the risk categories of loans by class of loan are as follows:

		Special
	Pass	Mention	Substandard	Total

Commercial and Industrial	$94,349,769	$—	$2,092	$94,351,861
Real Estate - Construction	172,885,332	—	—	172,885,332
Real Estate - Residential	236,971,471	—	—	236,971,471
Real Estate - Commercial	473,811,716	2,289,624	8,457,918	484,559,258
Consumer and Other	3,333,994	123,144	—	3,457,138
	$981,352,282	$2,412,768	$8,460,010	$992,225,060

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(5)LOANS AND ALLOWANCE FOR LOAN LOSSES, CONTINUED

As of December 31, 2020, and based on the most recent analysis performed as of that date, the risk categories of loans by class of loan are as follows:

		Special
	Pass	Mention	Substandard	Total

Commercial and Industrial	$102,626,713	$—	$23,371	$102,650,084
Real Estate - Construction	117,843,668	—	—	117,843,668
Real Estate - Residential	208,137,949	499,643	460,325	209,097,917
Real Estate - Commercial	385,751,837	4,900,650	5,297,999	395,950,486
Consumer and Other	3,575,268	—	—	3,575,268
	$817,935,435	$5,400,293	$5,781,695	$829,117,423

There were no loans classified as doubtful as of December 31, 2021 or 2020.

In connection with the Company’s borrowings from the Federal Home Loan Bank of Des Moines (FHLB), a blanket pledge of loans has been made (see Note 9).

(6)PREMISES AND EQUIPMENT, NET

A summary of premises and equipment as of and depreciation expense for the years ended December 31, is as follows:

	Estimated
	Useful Life	2021	2020

Land	--	$4,243,475	$4,219,570
Buildings and Improvements	10 - 40 years	24,225,609	24,183,152
Furniture, Fixtures and Equipment	3 - 10 years	7,028,785	4,524,959
		35,497,869	32,927,681
Less: Accumulated Depreciation		(8,385,394)	(6,982,113)
		$27,112,475	$25,945,568

Depreciation Expense		$1,403,281	$1,005,261

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(7)DERIVATIVES

The Bank uses derivative instruments to manage exposure to various types of interest rate risk for the Bank and its customers within policy guidelines.

Qualified customers have the opportunity to participate in an interest rate swap program for the purpose of managing interest rate risk on their variable rate loans with the Bank.  The Bank enters into such agreements with customers, then offsetting agreements are executed between the Bank and approved dealer counterparties to minimize market risk from changes in interest rates.  The counterparty contracts are identical to customer contracts in terms of notional amounts, interest rates, and maturity dates, except for a fixed pricing spread or fee paid by the dealer counterparty.  These interest rate swaps carry varying degrees of credit, interest rate and market or liquidity risks.  The fair value of these derivative instruments are recognized as either “non-hedge derivative assets” and “non-hedge derivative liabilities” and is reported in other assets and other liabilities in the consolidated balance sheets.

	2021		2020
	Notional	Fair Value	Notional	Fair Value
Non-hedge Derivative Assets	$21,309,989	$430,216	$14,489,091	$134,429
Non-hedge Derivative Liabilities	$21,309,989	$430,216	$14,489,091	$134,429

The floating rate paid in connection with these interest rate swap agreements is a contractual percentage rate spread to one-month LIBOR.  From time to time it may be necessary to post collateral with dealer counterparties to secure the market values of these contracts.  As of December 31, 2021 and 2020, cash collateral posted with dealer counterparties was $360,000 and $0, respectively.

(8)DEPOSITS

Maturities of certificates of deposit at December 31, are shown below:

2022	$65,266,448
2023	8,847,659
2024	7,303,392
2025	3,075,520
2026	2,918,545
$87,411,564

Certificates of deposit, in denominations of $250,000 or more amounted to $49,780,423 and $38,091,513 at December 31, 2021 and 2020, respectively.

(9)FHLB ADVANCES

At December 31, 2021 and December 31, 2020, the Company had $23,000,000 and $23,000,251 in FHLB advances, respectively. The advances mature between 2024 and 2026 and bear interest at rates ranging from 2.29% and 2.67%, with a weighted average rate of 2.52%.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(9)FHLB ADVANCES, CONTINUED

Scheduled maturities of FHLB advances at December 31, 2021, were as follows:

2024	$17,000,000
2026	6,000,000
$23,000,000

The Company had outstanding letters of credit issued for customer pledging requirements totaling $6,110,500 and $101,121,500 at December 31, 2021 and 2020, respectively. During 2021 and 2020, there were no draws on these letters of credit.

Total borrowing capacity is based upon the Bank’s stock holding in FHLB, and collateral delivered and pledged to FHLB. The advances and letters of credit are secured by a blanket lien on the Bank’s loan portfolio. As of December 31, 2021 and December 31, 2020, the Company had the following outstanding FHLB borrowings and remaining borrowing capacity:

	2021	2020

Total Borrowing Capacity	$30,000,000	$228,620,740
Less:
Advances Outstanding	(23,000,000)	(23,000,251)
Letters of Credit	(6,110,500)	(101,121,500)
Remaining Borrowing Capacity	$889,500	$104,498,989

(10)SUBORDINATED DEBENTURES AND OTHER BORROWINGS

Subordinated debt consists of the following at December 31:

	2021	2020

3.75% Subordinated Debentures	$15,000,000	$—
Unamortized Debt Issuance Costs	(282,500)	—
	$14,717,500	$—

During 2021, the Company issued $15,000,000 of fixed-to-floating rate subordinated debentures. These debentures bear interest at 3.75% and become callable at the Company’s option on June 15, 2026, subject to certain exceptions. Beginning on the call date, the interest rate will reset quarterly to the three-month term Secured Overnight Financing Rate plus 306 basis points. These debentures require quarterly interest payments with principal due at maturity on June 15, 2031. This obligation is unsecured and is subordinated to the claims of depositors and general and secured creditors.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(10)SUBORDINATED DEBENTURES AND OTHER BORROWINGS, CONTINUED

In addition to the FHLB borrowing capacity, the Company had unused credit lines of $47,500,000 with other financial institutions as of December 31, 2021 and 2020.

(11)INCOME TAXES

The provision for income taxes for the years ended December 31, consisted of the following:

	2021	2020

Current Tax Expense - Federal	$2,864,986	$2,902,247
Current Tax Expense - State	36,337	—
Deferred Tax Expense (Benefit)	(135,093)	(557,932)
	$2,766,230	$2,344,315

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense primarily due to tax-exempt interest income, changes in the cash surrender value of bank-owned life insurance policies and nondeductible expenses.

The components of cumulative net deferred tax assets at December 31, are as follows:

	2021	2020
Deferred Tax Assets:
Allowance for Loan Losses	$2,460,213	$2,205,314
Deferred Loan Fees	863,125	638,505
Off-balance Sheet Items	80,650	47,250
Nonaccrual Loan Interest	24,639	184,435
Employee Stock Appreciation Plan	600,353	314,209
Unrealized Loss on Securities	484,931	—
Other	9,833	—

Deferred Tax Liabilities:
Depreciation	(942,263)	(419,569)
Prepaid Expenses	(125,288)	(133,976)
Unrealized Gain on Securities	—	(416,654)
	$3,456,193	$2,419,514

Management believes the deferred assets will be utilized by the Company and that an allowance is not necessary.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(12)EMPLOYEE BENEFIT PLANS

Defined Contribution Plan

The Company has a defined contribution 401(k) retirement plan (the “401(k) Plan”), which covers substantially all employees who have attained the age of 21 and have worked for at least 1 year.  Under the terms of the 401(k) Plan, employees are allowed to contribute a portion of their annual salary to the 401(k) Plan.  The Company may make an annual discretionary matching contribution based on a percentage of salary contributed by participants, up to a pre-determined percentage of gross pay.

Employees vest in the Company’s discretionary matching contribution at 20% per year, increasing 20% per year until fully vested.  The Company’s expense for the Plan was $299,764 and $243,880 for 2021 and 2020, respectively.

Deferred Compensation Agreements

The Company has an Executive Stock Appreciation Plan (the “ESAP”) that was designed to retain talent and provided deferred compensation to certain key employees. Pursuant to the ESAP, payments of unit appreciation credit benefits will begin the earlier of 14 months after retirement, death or disability and are payable in five or ten equal annual payments, as elected by the participant. Participants in the ESAP are also eligible to receive annual unit distribution payments, as defined in the ESAP document. The Company accrues a benefit obligation based upon the value of the allocated unit appreciation credits, as defined in the ESAP document. At December 31, 2021 and 2020, $2,700,154 and $2,150,837, respectively, is included in accrued liabilities and $647,798 and $516,548, respectively, is included in salary expense in the accompanying consolidated financial statements related to the unit appreciation credit benefits awarded. At December 31, 2021 and 2020, $215,933 and $172,183 is included in accrued liabilities and related expense in the accompanying consolidated financial statements related to unit distribution payments.

(13)NON-QUALIFIED STOCK OPTION PLAN

The Company has a stock option plan (the “Stock Option Plan”) that will continue in effect until such time the Stock Option Plan is terminated by the Company in accordance with the terms of the Stock Option Plan.

The Stock Option Plan permits the grant of share options that once exercised convert to shares of non-voting common stock of the Company. The purpose of the Stock Option Plan is to attract, retain and incentivize top executives of the Company.  Option awards are generally granted with an exercise price equal to the market value of the Company’s common stock at the date of grant with a vesting period of five years with 20% of the shares vesting on each grant date anniversary.  The Company has a policy of using shares held as treasury stock to satisfy share option exercises. Currently, the Company has a sufficient number of treasury shares to satisfy expected share option exercises.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13)NON-QUALIFIED STOCK OPTION PLAN, CONTINUED

The fair value of each option is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. Expected volatilities are based on volatilities of guideline companies using a regional bank market index. The Company does not have historical data necessary to estimate the expected term of the options, and therefore, calculates the expected term of the options as the midpoint between the vesting date and expiration date. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The fair value of options granted during the year ended December 31, 2021, was determined using the following weighted-average assumptions as of the grant date:

Stock price	$933
Risk-free interest rate	0.90%
Expected term	4 years
Expected stock price volatility	19.48%
Dividend yield	0.00%

There were no options granted in 2020. The following table is a summary of the activity in the Stock Option Plan for 2021:

			Weighted
		Weighted	Average
		Average	Average Remaining
	Shares	Exercise Price	Contractual Term

Outstanding at beginning of year	1,455	$810	3.25
Granted	4,400	$933	4.25
Exercised	—	$—	—
Forfeited or expired	—	$—	—
Outstanding at end of year	5,855	$902	4.00

Fully vested at end of year	581

Exercisable at end of year	581

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(13)NON-QUALIFIED STOCK OPTION PLAN, CONTINUED

Information related to the Stock Option Plan during each year follows:

	2021	2020
Intrinsic value of options exercised	$—	$—
Cash received from options exercised	—	—
Tax benefit from options exercised	—	—
Weighted average fair value of options granted	159	—

As of December 31, 2021 and 2020, there was $955,513 and $257,365, respectively, of total unrecognized compensation cost related to nonvested stock options granted under the Stock Option Plan.  The cost is expected to be recognized over a weighted-average period of 3.75 years.

(14)FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The Company uses the same credit policies in making such commitments as it does for instruments that are included on the balance sheets.

Financial instruments whose contractual amounts represent credit risk at December 31, were as follows:

	2021	2020

Commitments to Extend Credit	$338,488,930	$139,850,935

Standby Letters of Credit (Excluding FHLB)	$343,211	$347,211

The Company has estimated an allowance for off-balance-sheet risk of $379,353 and $225,000 at December 31, 2021 and 2020, respectively.  The allowance for off-balance-sheet risk is reflected in other liabilities.  The Company had no losses from off-balance-sheet risks during 2021 and 2020.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property, equipment, and income-producing commercial properties.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(14)FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK, CONTINUED

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party.  Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  The Company’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.  The Company was not required to perform on any financial guarantees during the past year.  The Company did not incur any losses on its commitments in 2021 or 2020.

Commitments to purchase mortgage loans are obtained by the Company from the investor at a specified price prior to funding.  The Company acquires such commitments to eliminate market risk on mortgage loans in the process of origination and on mortgage loans held for sale.  When loans are sold with recourse, the purchaser has recourse against the Company should the borrower become delinquent within specified periods after the loan is sold.  The recourse periods are expected to expire without default by the borrower, and thus no liability has been recorded for any possible losses that might be experienced under these agreements.

(15)CONCENTRATION OF CREDIT RISK

The Bank grants commercial and industrial, real estate, and consumer loans throughout its defined lending area, which is primarily Wyoming.  The debtors’ ability to honor their obligations to the Bank is dependent on the general economic conditions of the defined lending area.  Generally, the loans are secured by real estate, accounts receivable, inventory, or commercial property.  The loans are expected to be repaid from cash flow or proceeds from the sale of secured assets.  The Bank’s lending policy requires that secured loans be collateralized by sufficient assets to provide a margin of safety between the loan balance and the value of underlying collateral securing the loan.  When borrowers default on loans, the Bank pursues normal legal actions to foreclose upon or repossess the collateral securing the loan.

All of the Company’s loans, commitments, and standby letters of credit have generally been granted to customers in the Company’s market area.  All such customers are generally depositors of the Company.  At December 31, 2021 and 2020, the Bank held approximately $598,314,000 and $481,947,000, respectively, in loans collateralized by commercial real estate (including commercial real estate construction loans) representing 448% and 442% of capital, respectively.  The Bank’s loans to the hospitality industry totaled approximately $249,162,000 and $227,870,000 representing 187% and 209% of capital at December 31, 2021 and 2020, respectively. The Bank has established enhanced policies and procedures with respect to portfolio management, management information systems, market analysis, credit underwriting standards, portfolio stress testing, sensitivity analysis, and credit risk review to address the concentrations and risks inherent to the Bank’s commercial real estate lending. Additionally, the concentrations are reported to and monitored by the Bank’s Board of Directors on a quarterly basis.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(15)CONCENTRATION OF CREDIT RISK, CONTINUED

The Bank had two loan relationships with total committed exposure of approximately $196,905,000, which represents more than 5% of total loans at December 31, 2021. The Bank had two loan relationships with total committed exposure of approximately $143,762,000, which represents more than 5% of total loans at December 31, 2020. The distribution of commitments to extend credit approximates the distribution of loans outstanding.  Standby letters of credit were granted primarily to commercial borrowers.

The Company maintains its cash in other financial institutions, which, at times, may exceed federally insured limits. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments is represented by the contractual or notional amount of the account, less the amount covered by FDIC insurance. The Company evaluates the stability of the financial institutions it does business with in evaluating credit risk. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk with respect to cash and cash equivalents.

(16)REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by its primary regulatory agencies. Under capital adequacy guidelines and the regulatory framework for prompt correction action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk-weighting and other factors. Failure to meet minimum capital requirements can initiate regulatory action. Management believes that as of December 31, 2021, the Bank meets all adequacy requirements to which it is subject.

Prompt corrective action regulations provide five classifications:  well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At December 31, 2021 and 2020, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(16)REGULATORY CAPITAL, CONTINUED

The Bank’s actual and required capital amounts (in thousands) and ratios as of December 31, are shown in the following table:

			Minimum Required			To be Well Capitalized
			For Capital			Under Prompt Corrective
	Actual		Adequacy Purposes			Action Purposes
	Amount	Ratio	Amount	Ratio		Amount	Ratio
2021
Total Capital
(to Risk Weighted Assets)	$133,362	12.62%	$110,961	10.50	%*	$105,677	10.00%
Tier I Capital
(to Risk Weighted Assets)	121,486	11.50%	89,825	8.50	%*	84,541	8.00%
Common Equity Tier I Capital
(to Risk Weighted Assets)	121,486	11.50%	73,974	7.00	%*	68,690	6.50%
Tier I Leverage	121,486	8.33%	58,341	4.00%		72,926	5.00%

2020
Total Capital
(to Risk Weighted Assets)	$109,856	13.47%	$85,663	10.50	%*	$81,556	10.00%
Tier I Capital
(to Risk Weighted Assets)	99,646	12.21%	69,346	8.50	%*	65,288	8.00%
Common Equity Tier I Capital
(to Risk Weighted Assets)	99,646	12.21%	57,108	7.00	%*	53,047	6.50%
Tier I Leverage	99,646	8.40%	47,394	4.00%		59,243	5.00%

*The capital adequacy ratios include the capital conservation buffer of 2.5%.

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. It is management’s intention to limit the dividends paid in order to maintain compliance with capital guidelines and to maintain a well-capitalized position in the Bank.

(17)FAIR VALUE MEASUREMENTS

ASC 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The fair value hierarchy is as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(17)FAIR VALUE MEASUREMENTS, CONTINUED

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset and liability, either directly or indirectly, for substantially the full term of the asset or liability.

●	Level 3 inputs consist of unobservable inputs which are used when observable inputs are unavailable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The Company uses appropriate valuation methods based on the available inputs to measure the fair value of its assets and liabilities.

Fair Value Measured on a Recurring Basis

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Securities Available-for-Sale

The fair value of securities available-for-sale is estimated based on quoted market prices, when available. The Company obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other things. The Company reviews prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. In certain cases where Level 1 and Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. Management considered the expected principal recoveries and adjusted yield on the Level 3 bonds and determined the cost approximates fair value. The Company purchased Level 3 investments in corporate bonds of $2,000,000 in 2021.  One security with a fair value of $1,587,885 as of December 31, 2021, was transferred from Level 2 to Level 3 during 2021 as observable market inputs were not available.

Equity Securities

The fair values of equity securities are obtained from quoted prices from national exchanges which are Level 1 inputs.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(17)FAIR VALUE MEASUREMENTS, CONTINUED

Derivative Contracts

The fair value of interest rate swap agreements is based on valuation models using observable market data as of the measurement date. The fair value of interest rate swap agreements is determined using quantitative models that utilize multiple market inputs.  The inputs vary based on the agreement, and include interest rates, prices and indices to generate continuous yield or pricing curves, prepayment rates, and volatility factors. The majority of market inputs are actively quoted and can be validated through external sources, including brokers, market transactions, and third-party pricing services.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying consolidated balance sheets at fair value on a recurring basis by level within the fair value hierarchy at December 31:

	Level 1	Level 2	Level 3	Total
2021
Mortgage-backed Securities issued by
Government Sponsored Entities	$—	$132,285,016	$—	$132,285,016
State and Political Subdivisions	—	32,732,051	—	32,732,051
Corporate Bonds	—	20,234,936	3,587,885	23,822,821
Total Securities Available-for-Sale	—	185,252,003	3,587,885	188,839,888

Equity Securities	1,653,349	—	—	1,653,349

Non-hedge Derivative Assets	—	430,216	—	430,216
Non-hedge Derivative Liabilities	—	(430,216)	—	(430,216)
	$1,653,349	$185,252,003	$3,587,885	$190,493,237

2020
Mortgage-backed Securities issued by
Government Sponsored Entities	$—	$69,746,597	$—	$69,746,597
State and Political Subdivisions	—	92,285,813	—	92,285,813
Corporate Bonds	—	12,003,747	—	12,003,747
Total Securities Available-for-Sale	—	174,036,157	—	174,036,157

Mutual Funds	1,446,556	—	—	1,446,556
Non-hedge Derivative Assets	—	134,429	—	134,429
Non-hedge Derivative Liabilities	—	(134,429)	—	(134,429)
	$1,446,556	$174,036,157	$—	$175,482,713

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(17)FAIR VALUE MEASUREMENTS, CONTINUED

Fair Value Measured on a Nonrecurring Basis

The following is a description of the valuation methodologies used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

Impaired Loans, Net of Specific Allowance

Loans for which it is probable the Bank will not collect all principal and interest due according to contractual terms are measured for impairment in accordance with the provisions of ASC 310-10-35. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor, where applicable, to the value.

If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows, discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate, adjusted for any net deferred loan fees or costs, premiums, or discounts existing at origination or acquisition of the loan.

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets at fair value on a nonrecurring basis by level within the fair value hierarchy at December 31:

	Level 1	Level 2	Level 3	Total
2021
Impaired Loans	$—	$—	$5,466,036	$5,466,036

There were no assets or liabilities measured at fair value on a nonrecurring basis at December 31, 2020.

(18)COMMITMENTS AND CONTINGENT LIABILITIES

Legal

The Company is subject to claims and lawsuits which arise primarily in the ordinary course of business.  It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Company.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(18)COMMITMENTS AND CONTINGENT LIABILITIES, CONTINUED

Operating Leases

The Company leases real estate under noncancelable operating leases.  Total rent expense was approximately $570,000 and $344,000 for the years ended December 31, 2021 and 2020, respectively.

The future minimum lease payments for these leases are as follows:

2022	$672,006
2023	687,863
2024	554,328
2025	364,215
2026	327,555
$2,605,967

(19)RELATED PARTY TRANSACTIONS

The Company has granted loans to certain employees, executive officers, directors, and significant stockholders, as well as companies in which the Bank’s executive officers or directors were principal owners.  The aggregate dollar amount of these loans was $20,336,481 and $22,221,553 at December 31, 2021 and 2020, respectively.  In management’s opinion, loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  Further, in management’s opinion, these loans do not involve more than normal risk of collectability or present other unfavorable features.

In the normal course of business, the Bank regularly sells and purchases participations in loans with an affiliated bank. Participations purchased from the affiliated bank totaled $16,987,969 and $32,537,470, at December 31, 2021 and 2020, respectively. Participations sold to the affiliated bank totaled $39,344,301 and $32,390,485, at December 31, 2021 and 2020, respectively.

Deposits of executive officers, directors, and significant shareholders of the Company and their related associates totaled $9,648,945 and $6,398,650 at December 31, 2021 and 2020, respectively.

The Bank also has a shared services agreement with an affiliated bank whereas certain employees serve similar roles at both banks. Included in salaries and employee benefits expense on the accompany consolidated statements of income, the Bank paid $860,985 and $498,525, for the years ended December 31, 2021 and 2020, respectively, to reimburse the affiliated bank for the net shared services.

BANCSHARES OF JACKSON HOLE INCORPORATED

JACKSON, WYOMING

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

(20)SUBSEQUENT EVENTS

On March 31, 2022, the Company signed a definitive merger agreement (the Agreement) to be acquired by National Bank Holdings Corporation (NBHC) subject to the approval of the banking regulators, the Company’s shareholders, and other customary closing conditions. Under the terms of the Agreement, NBHC will acquire all assets and assume all liabilities of the Company and the Company with be merged with and into NBHC. Subject to regulatory approval, the transaction is expected to close in the second half of 2022.

In January 2022, the Bank entered into three interest rate swaps with the objective of mitigating interest rate risk in the AFS portfolio and protecting the Bank’s capital in a rising rate environment. However, on March 1, 2022, the Bank reclassified the entire available-for-sale portfolio to held-to-maturity.  This reclassification was made because of the Bank’s intent to hold securities to maturity as it is utilized as a pledging instrument to secure public deposits and to enhance net interest income. While the interest rate swaps were terminated subsequent to moving the portfolio to held-to-maturity, there was a brief period of time that the swaps were still in place and the hedge was no longer effective, resulting in market fluctuations that were required to be recognized in earnings.  The change in market value during the period that the hedge was ineffective resulted in a gain of approximately $2.1 million.  The accumulated unrealized gain on the swaps prior to the period when the swap was ineffective will be accreted over the life of the previously hedged securities.

In March 2022, the Bank prepaid a $17 million FHLB advance with an original maturity in 2024. The purpose of this prepayment was to use excess liquidity to reduce the cost of funds.